Exhibit 99.1

Reed’s Reports Third Quarter 2025 Results

Management to Host Conference Call Tomorrow at 8:30 a.m. ET

Norwalk, CT (November 3, 2025) – Reed’s, Inc. (OTCQX: REED) (“Reed’s” or the “Company”), owner of the nation’s leading portfolio of handcrafted, natural ginger beverages, is reporting financial results for the three and nine months ended September 30, 2025.

Q3 2025 Financial Highlights (vs. Q3 2024):

●	Net sales increased 4% to $7.0 million compared to $6.8 million.
●	Gross profit remained flat at $1.2 million, with gross margin of 17% compared to 18%. Excluding inventory write-offs of $0.1 million, gross profit for the third quarter of 2025 was $1.3 million with gross margin of 19%.
●	Delivery and handling costs decreased by 14% to $2.50 per case compared to $2.99 per case.
●	Selling, general and administrative expenses were $4.2 million compared to $3.1 million.
●	Net loss improved to $4.0 million compared to $4.2 million.
●	Modified EBITDA loss was $3.9 million compared to $3.0 million.

Management Commentary

“Our third quarter results reflect steady operational improvements and continued progress against our plan to strengthen Reed’s foundation for long-term growth and profitability,” said Cyril Wallace, Chief Executive Officer of Reed’s. “We continue to build out a robust manufacturing program designed to align production capacity and capabilities with current demand trends, ensuring we can efficiently meet customer needs while maintaining quality and operational discipline. In addition, we are actively identifying new opportunities to streamline operations to enhance our efficiency, scalability, and overall performance.”

“During the quarter, we strengthened our leadership team with two key appointments: Tina Reejsinghani as Chief Marketing Officer and Keith Johnson as Chief Go-To-Market and Customer Officer. Both bring decades of experience and a proven record of driving growth for leading brands through marketing and sales excellence. Tina and Keith will play pivotal roles in advancing our 2026 go-to-market strategy and rebranding initiatives across the Reed’s and Virgil’s portfolios. We believe these strategic investments will build a stronger, more agile organization and support our next phase of growth.”

“Looking ahead, our priorities are clear: improve margins, optimize operations, and drive sales growth within our core Reed’s and Virgil’s portfolios. We’ve taken important steps to reinforce our balance sheet through our recent financing, repayment of approximately $650,000 of debt, and the refinancing of our credit facility. We are also preparing for an anticipated uplist to a major stock exchange, which would enhance Reed’s visibility, improve liquidity, and broaden access to institutional capital. We believe these initiatives, coupled with our focused commercial strategy and disciplined execution, will enable us to accelerate organic growth in 2026 and beyond.”

Subsequent Event

Effective October 31, 2025 at 5:00 p.m. Eastern Time, the Company effected a 1-for-6 reverse stock split of its common stock (the “Reverse Stock Split”) pursuant to a Certificate of Amendment to the Company’s Certificate of Incorporation filed with the Secretary of State of the State of Delaware on October 28, 2025. Accordingly, there were approximately 8,945,620 shares of common stock issued and outstanding after the Reverse Stock Split, prior to eliminating fractional shares. The Company’s common stock began trading on OTCQX Best Market on a split-adjusted basis on November 3, 2025. The new CUSIP number for the Company’s common stock following the Reverse Stock Split is 758338404.

Third Quarter 2025 Financial Results

During the third quarter of 2025, net sales increased 4% to $7.0 million compared to $6.8 million in the year-ago period. The increase was primarily driven by higher volumes of Reed’s branded products with recurring national customers.

Gross profit for the third quarter of 2025 remained flat at $1.2 million compared to the same period in 2024. Gross margin was 17% compared to 18% in the year-ago quarter. The modest year-over-year decrease in gross margin was primarily driven by $0.1 million of inventory write-offs related to product portfolio optimization. Excluding these inventory write-offs, gross profit for the third quarter of 2025 was $1.3 million, or 19% of net sales.

Delivery and handling costs decreased by 14% to $1.1 million during the third quarter of 2025 compared to $1.3 million in the third quarter of 2024, primarily driven by lower transportation costs. Delivery and handling costs were 16% of net sales, or $2.50 per case, compared to 19% of net sales, or $2.99 per case, during the same period last year.

Selling, general and administrative expenses were $4.2 million during the third quarter of 2025 compared to $3.1 million in the year-ago quarter. The increase in SG&A was primarily driven by the Company’s investments in personnel, marketing, and related services to support growth initiatives.

Net loss during the third quarter of 2025 improved to $4.0 million, or $(0.48) per share, compared to $4.2 million, or $(4.91) per share, in the third quarter of 2024.

Modified EBITDA loss was $3.9 million in the third quarter of 2025 compared to $3.0 million in the third quarter of 2024.

Liquidity and Cash Flow

For the third quarter of 2025, cash used in operations was $2.8 million compared to $1.1 million of cash provided by operating activities for the same period in 2024.

As of September 30, 2025, the Company had approximately $4.1 million of cash and $9.2 million of total debt net of deferred financing fees. This compares to $10.4 million of cash and $9.6 million of total debt net of deferred financing fees at December 31, 2024.

Conference Call

The Company will conduct a conference call tomorrow, November 4, 2025, at 8:30 a.m. Eastern time to discuss its results for the three and nine months ended September 30, 2025.

Reed’s management will host the conference call, followed by a question-and-answer period.

Date: Tuesday, November 4, 2025

Time: 8:30 a.m. Eastern time

Toll-free dial-in number: (800) 717-1738

International dial-in number: (646) 307-1865

Conference ID: 71678

Webcast: Reed’s Q3 2025 Conference Call

Please dial into the conference call 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact the company’s investor relations team at (720) 330-2829.

The conference call will also be broadcast live and available for replay on the investor relations section of the Company’s website at https://investor.reedsinc.com.

About Reed’s, Inc.

Reed’s is an innovative company and category leader that provides the world with high quality, premium and better-for-you sodas. Established in 1989, Reed’s is a leader in craft beverages under the Reed’s®, Virgil’s® and Flying Cauldron® brand names. The Company’s beverages are now sold in over 32,000 stores nationwide.

Reed’s is known as America’s original ginger beer brand. Crafted using real ginger and premium ingredients, Reed’s portfolio includes ginger beers, ginger ales, ready-to- drink ginger mules and hard ginger ales in both classic and zero sugar varieties. The brand also recently launched a new functional soda line featuring adaptogenic ingredients.

Virgil’s® is an award-winning line of craft sodas, made with the finest natural ingredients and without GMOs or artificial preservatives. The brand offers an array of great tasting, bold flavored sodas including Root Beer, Vanilla Cream, Black Cherry, Orange Cream, and Cola.

Flying Cauldron® is a non-alcoholic butterscotch beer prized for its creamy vanilla and butterscotch flavors. Sought after by beverage aficionados, Flying Cauldron is made with natural ingredients and no artificial flavors, sweeteners, preservatives, gluten, or caffeine.

For more information, visit drinkreeds.com, virgils.com and flyingcauldron.com.

Non-GAAP Financial Measures

In addition to our GAAP results, we present Modified EBITDA and gross profit and gross margin excluding inventory write-offs as supplemental measures of our performance. However, these non-GAAP financial measures are not recognized measurements under GAAP and should not be considered as an alternative to net income (loss), income (loss) from operations, gross profit, gross margin or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of liquidity. We define Modified EBITDA as net loss, plus interest expense, tax expense, depreciation and amortization, Stock option and other noncash compensation, change in fair value of SAFE agreements, Insurance payment on product quality claim, product quality hold write-down, gain on sale of property and equipment, employee retention credit refund, and severance. We define gross profit excluding inventory write-offs as gross profit plus inventory write-offs, and we define gross margin excluding inventory write-offs as gross profit excluding inventory write-offs divided by net sales.

Management considers our core operating performance to be that which our managers can effect in any particular period through their management of the resources that affect our underlying revenue and profit generating operations during that period. Non-GAAP adjustments to our results prepared in accordance with GAAP are itemized below. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating our non-GAAP measures, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments set forth below. Our presentation of non-GAAP measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

A reconciliation of net loss to Modified EBITDA for the three and nine months ended September 30, 2025, and 2024 is contained in the tables accompanying this press release.

We present the foregoing non-GAAP measures because we believe they assist investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we use these non-GAAP measures in developing our internal budgets, forecasts, and strategic plan; in analyzing the effectiveness of our business strategies in evaluating potential acquisitions; making compensation decisions; and in communications with our board of directors concerning our financial performance. Our non-GAAP financial measures have limitations as analytical tools, including, among others, the following:

●	Modified EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

●	Modified EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

●	Modified EBITDA does not reflect future interest expense, or the cash requirements necessary to service interest or principal payments, on our debts; and

●	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Modified EBITDA does not reflect any cash requirements for such replacements.

Forward-Looking Statements

Statements in this release that are not historical are forward-looking statements. These forward- looking statements are typically identified by terms such as “aim,” “believe,” “look forward to,” “can,” “will,” “realize,” “deliver,” and similar expressions. Forward-looking statements include, but are not limited to, statements about our strategic initiatives and investments, our ability to achieve our strategic objectives, expand our business and generate long-term value, recent officer appointments aimed at strengthening organizational agility and supporting future growth, priorities to improve financial performance, and our plan to uplist to a major stock exchange and the potential benefits thereof. These forward-looking statements are based on current expectations. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties, and assumptions, many of which involve factors or circumstances that are beyond our control. These risks could materially impact our ability to access raw materials, production, transportation and/or other logistics needs.

If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, Reed’s actual results could differ materially from the results expressed or implied by the forward-looking statements we make. The risks and uncertainties referred to above include, but are not limited to: our ability to compete successfully; our ability to manage growth, including the expansion of our business to markets in Asia; our ability to repay and/or refinance our credit facility on favorable terms; risks associated with new product releases; the impacts of further inflation; risks that customer demand may fluctuate or decrease; our ability to attract and retain qualified management and personnel; our ability to develop and expand strategic and third party distribution channels; our dependence on third party suppliers, co-packers and distributors; our ability to continue to innovate; protection of intellectual property; inventory shortages or write-offs; general political or destabilizing events, including the wars in Ukraine and Israel; the effect of evolving domestic and foreign government regulations, including those addressing tariffs, data privacy and cross-border data transfers; and other risks detailed from time to time in Reed’s public filings, including Reed’s annual report on Form 10-K filed on March 28, 2025 and our quarterly report on Form 10-Q for the period ended September 30, 2025 to be filed with the Securities and Exchange Commission (SEC), which will be available on the SEC’s web site at www.sec.gov. These forward-looking statements are based on current expectations and speak only as of the date hereof. Reed’s assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Investor Relations Contact

Sean Mansouri, CFA or Aaron D’Souza

Elevate IR

ir@reedsinc.com

(720) 330-2829

REED’S, INC.

CONDENSED STATEMENTS OF OPERATIONS

For the Three and Nine Months Ended September 30, 2025 and 2024

(Unaudited)

(Amounts in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net sales	$7,033	$6,752	$26,585	$28,221

Cost of goods sold	5,695	5,537	19,377	19,762
Inventory write-offs	114	-	1,775	-
Total cost of goods sold	5,809	5,537	21,152	19,762

Gross profit	1,224	1,215	5,433	8,459

Operating expenses:
Delivery and handling expense	1,100	1,279	4,299	4,204
Selling and marketing expense	1,366	1,283	4,139	3,473
General and administrative expense	2,861	1,791	8,633	5,239
Total operating expenses	5,327	4,353	17,071	12,916

Loss from operations	(4,103)	(3,138)	(11,638)	(4,457)

Interest expense	(274)	(2,405)	(864)	(4,578)
Other income	395	-	441	-
Change in fair value of SAFE investments	-	1,393	-	-

Net loss	(3,982)	(4,150)	(12,061)	(9,035)

Dividends on Series A Convertible Preferred Stock	-	-	(5)	(5)

Net Loss Attributable to Common Stockholders	$(3,982)	$(4,150)	$(12,066)	$(9,040)

Loss per share – basic and diluted	$(0.48)	$(4.91)	$(1.54)	$(12.10)

Weighted average number of shares outstanding – basic and diluted	8,248,157	844,402	7,848,471	747,265

REED’S, INC.,

CONDENSED BALANCE SHEETS

(Amounts in thousands, except share amounts)

	September 30, 2025	December 31, 2024
	(Unaudited)
ASSETS
Current assets:
Cash	$4,136	$10,391
Accounts receivable, net of allowance of $714 and $859, respectively	2,434	3,979
Inventory, net	10,566	8,114
Receivable from former related party	169	144
Prepaid expenses and other current assets	770	683
Total current assets	18,075	23,311

Property and equipment, net of accumulated depreciation of $697 and $636, respectively	1,200	1,185
Intangible assets	650	644
Total assets	$19,925	$25,140

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,827	$6,956
Accrued expenses	1,328	984
Senior secured loan, net of deferred financing costs of $90 and $329, respectively	9,160	9,571
Payable to former related party	-	144
Current portion of lease liabilities	48	-
Total current liabilities	16,363	17,655

Lease liabilities, less current portion	805	837
Total liabilities	17,168	18,492

Stockholders’ equity:
Series A Convertible Preferred stock, $10 par value, 500,000 shares authorized, 9,411 shares issued and outstanding	94	94
Common stock, $.0001 par value, 60,000,000 shares authorized; 8,945,453 and 7,561,875 shares issued and outstanding, respectively.	1	1
Additional paid in capital	166,612	158,437
Accumulated deficit	(163,950)	(151,884)
Total stockholders’ equity	2,757	6,648
Total liabilities and stockholders’ equity	$19,925	$25,140

REED’S, INC.

CONDENSED STATEMENTS OF CASH FLOWS

For the Nine Months Ended September 30, 2025 and 2024

(Unaudited)

(Amounts in thousands)

	September 30, 2025	September 30, 2024
Cash flows from operating activities:
Net loss	$(12,061)	$(9,035)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	121	88
Gain on disposal of property and equipment	(5)	-
Amortization of debt discount	273	568
Fair value of vested options	60	268
Product quality hold write-down	-	(29)
Change in allowance for doubtful accounts	(412)	(282)
		-
Inventory write-offs and change in reserve	991	(825)
Accrued interest	-	3,141
Changes in operating assets and liabilities:
Accounts receivable	1,957	1,084
Inventory	(3,443)	2,903
Prepaid expenses and other assets	(87)	(449)
Decrease in right of use assets	35	121
Accounts payable	(1,014)	180
Accrued expenses	339	173
		-
Lease liabilities	16	(160)
Net cash used in operating activities	(13,230)	(2,254)
Cash flows from investing activities:
Trademark costs	(6)	(7)
Purchase of property and equipment	(191)	(51)
Proceeds on sale of property and equipment	25	-
Net cash used in investing activities	(172)	(58)
Cash flows from financing activities:
Proceeds from line of credit	-	24,878
Payments on line of credit	-	(29,367)
Payment of accrued interest on convertible note payable	-	(513)
Proceeds from sale of common stock	8,000	1,903
Proceeds from convertible notes	-	1,400
Proceeds from SAFE agreement		4,097
Payment of note payable	(650)	-
Payment of cash recorded as debt discount	(34)	(335)
Amounts from former related party, net	(169)	(48)
Net cash provided by financing activities	7,147	2,015

Net decrease in cash	(6,255)	(297)
Cash at beginning of period	10,391	603
Cash at end of period	$4,136	$306

Supplemental disclosures of cash flow information:
Cash paid for interest	$326	$238
Non-cash investing and financing activities:
Reclass SAFE agreement from accounts payable to equity	$115	$-
Dividends on Series A Convertible Preferred Stock	$5	$5
Reclass of prepaid expenses and accounts payable	$-	$1,000

REED’S, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

For the Three and Nine Months Ended September 30, 2025 and 2024

(Unaudited)

(Amounts in thousands)

	Three Months Ended September 30
	2025	2024
Net loss	$(3,982)	$(4,150)

Modified EBITDA adjustments:
Depreciation and amortization	64	71
Tax expense	-	(8)
Interest expense	274	2,405
Change in fair value of SAFE investments	-	(1,393)
Product quality hold write-down		15
Stock option and other noncash compensation	4	46
Gain on sale of property and equipment	(5)	-
Employee retention credit refund	(324)
Severance	144	16
Insurance payment on product quality claim	(100)	-
Total EBITDA adjustments	$57	$1,152

Modified EBITDA	$(3,925)	$(2,998)

	Nine Months Ended September 30,
	2025	2024
Net loss	$(12,061)	$(9,035)

Modified EBITDA adjustments:
Depreciation and amortization	156	209
Income taxes	-	67
Interest expense	864	4,578
Product quality hold write-down	-	44
Stock option and other noncash compensation	60	268
Professional fees	208	334
Severance expense	147	42
Contract proceedings	850	-
Gain on sale of property and equipment	(5)	-
Employee retention credit refund	(324)	-
Insurance payment on product quality claim	(100)	-
Legal settlements	-	170
Total EBITDA adjustments	$1,856	$5,712

Modified EBITDA	$(10,205)	$(3,323)